SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549


                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):

                           October 30, 1995


                           E&B MARINE INC.
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        (Exact name of registrant as specified in its charter)



    Delaware               0-24868               22-2430891
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(State or other          (Commission         (I.R.S. Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


201 Meadow Road
Edison, New Jersey                                        08818
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code   (908) 819-7400
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                          (Not Applicable)
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     (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.


          Effective October 30, 1995, the Stockholders' Agreement dated as of February 2, 1989 among E&B Marine Inc. (the "Company") and certain stockholders of the Company (the "Stockholders Group") holding shares of common stock, $0.001 par value (the "Common Stock"), constituting approximately two-thirds of the number of issued and outstanding shares of Common Stock was terminated. The Stockholders' Agreement contained restrictions on the transfer of Common Stock held by the Stockholders Group. As a result of the termination, subject to compliance with applicable Federal securities laws, the Stockholder Group will be able to freely transfer their shares of Common Stock, including in open-market transactions.

          On November 1, 1995, the Company commenced an exchange offer (the "Exchange Offer") to certain of its warrant and option holders offering such holders the opportunity to exchange certain warrants and options to purchase Common Stock for shares of Common Stock. The Exchange Offer is based upon exchange ratios and values of such warrants and options determined by an independent investment banking firm and approved by a special committee of the Board of Directors of the Company and authorized by the Board of Directors of the Company. The Company has received indications that a significant portion of the affected warrants and options will be exchanged, including those held by the Company's largest stockholder (and affiliated entities). If all of the affected warrants and options are exchanged, the Company would issue an aggregate 181,531 shares of Common Stock in exchange for warrants and options to purchase an aggregate of 1,032,418 shares
of Common Stock.   In addition, if all affected warrants and options
are exchanged, the resulting noncash compensation expense (net of taxes) attributable to the exchange would reduce earnings per share of the Company by approximately $0.08 per share.

          The Exchange Offer will be made only by letter to the affected warrant and option holders and, unless extended, will remain open until December 1, 1995. The Common Stock offered in exchange for the affected warrants and options has not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold in the United States absent registration thereof under the Act or absent an applicable exemption from the registration requirements under the Act. The issuance of the Common Stock in the Exchange Offer is exempt from the registration requirements of the Act pursuant to Section 3(a)(9) of the Act.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (c)  Exhibits.

          10.1 Third Amendment of Credit Agreement dated as of October 27, 1995 by and among E&B Marine Inc., the subsidiaries of E&B Marine Inc., and United Jersey Bank.

          99.1 Exchange Offer Letter dated November 1, 1995 to the holders of certain warrants and options to purchase common stock of E&B Marine Inc.

          99.2      Press release of E&B Marine Inc. dated November 1,
                    1995.

                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 3, 1995
                              E&B MARINE INC.


                              By: /s/ Walfrido A. Martinez
                                  --------------------------
                                   Walfrido A. Martinez
                                   Senior Vice President
                                and Chief Financial Officer